UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 7, 2011

STRATEGIC MINING CORPORATION
(Name of small business issuer specified in its charter)

Wyoming	000-53961	88-0432539
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

36 Toronto Street, suite 1170
Toronto, ON, Canada M5C 2C5

(Address of principal executive offices)

 (former name or former address, if changed since last report)

425-493-3975
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENHT OF CERTAIN OFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective November 4, 2011, Douglas Peters, present Director of Strategic Mining, was appointed Interim President to replace Ken Baird. He has over 30 years experience in geology and mining engineering in the fields of mineral exploration. Mr. Peters is President and COO of ARNEVUT Resources Inc., a privately held precious metals exploration company based in Lakewood, Colorado. Mr. Peters is also the owner of Peters Geosciences, a remote sensing and GIS consultancy in Golden, Colorado since 1996.  Ian Lambert, present Director and Secretary, was appointed Interim CFO. Since 1990, Mr. Lambert has been the President and Director of Trade Wind Resources Ltd., a publicly traded Canadian company that is involved in mineral exploration and development. Mr. Baird resigned as director, President and CFO. Mr. Baird has decided to pursue other interests at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC MINING CORPORATION

Date: November 7, 2011	By:
Douglas C. Peters
President